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                                                           EXHIBIT 11.1


                          LATTICE SEMICONDUCTOR CORPORATION

                         COMPUTATION OF NET INCOME PER SHARE
                        (In thousands, except per share data)
                                     (unaudited)


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                                                                            THREE MONTHS ENDED
                                                                            ------------------
                                                                          JUNE 29,       JULY 1,
                                                                           1996           1995
                                                                        -----------    ----------
Net income                                                              $  10,448      $   8,846
                                                                        -----------    ----------
                                                                        -----------    ----------
Weighted average common stock and common stock equivalents:

         Common stock                                                      22,193         19,031
         Options and warrants                                                 458            780
                                                                        -----------    ----------

                                                                           22,651         19,811
                                                                        -----------    ----------
                                                                        -----------    ----------

Net income per share                                                    $    0.46      $    0.45
                                                                        -----------    ----------
                                                                        -----------    ----------


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